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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
 RCM Equity Funds, Inc.:

   RCM Global Technology Fund

We consent to the inclusion in the Registration Statement on Form N-1A (File No. 33-97572) of our report dated December 22, 1995 on our audit of the statement of assets and liabilities of RCM Equity Funds, Inc. (RCM Global Technology Fund).




                                                  COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 22, 1995